AT&T Inc
Wireless Operating Metrics	Three Months Ended
Unaudited	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09

Subscriber Volumes ('000)
Total Cellular/PCS Customers	71,367	72,882	74,871	77,009	78,232	79,600	81,596	85,120
Postpaid	55,717	56,718	58,355	59,653	60,535	61,647	62,961	64,627
Prepaid	6,085	6,139	6,112	6,106	5,961	5,558	5,386	5,350
Reseller	7,750	7,865	8,005	8,589	8,931	9,286	9,934	10,439
Connected Devices	1,815	2,160	2,399	2,661	2,805	3,109	3,315	4,704

M&A, Partitioned Customers and/or Adjustments	20	182	13	43	-	-	(30)	863

Net Add Detail (Adjusted for M&A) ('000)
Net Customer Additions – Cellular/PCS	1,295	1,333	1,976	2,095	1,223	1,368	2,026	2,661
Postpaid Net Adds	741	867	1,639	1,276	897	1,128	1,333	841
Prepaid Net Adds (Losses)	118	12	(36)	(23)	(155)	(412)	(176)	(58)
Reseller Net Adds	280	109	134	579	337	348	634	484
Connected Devices Net Adds	156	345	239	263	144	304	235	1,394

Churn Detail
Total Churn – Cellular/PCS	1.78%	1.64%	1.71%	1.67%	1.56%	1.48%	1.42%	1.42%
Postpaid Churn	1.22%	1.09%	1.21%	1.18%	1.15%	1.07%	1.14%	1.15%

Other Wireless Operating Statistics
Wireless Service ARPU – Cellular/PCS	$49.99	$50.34	$50.59	$50.74	$50.02	$50.60	$51.10	$50.60
Postpaid Subscriber ARPU	$58.26	$59.14	$59.28	$59.95	$59.55	$60.56	$61.61	$61.53
Total Data ARPU	$10.80	$11.59	$12.30	$13.50	$13.64	$14.57	$15.05	$15.56